SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 31, 2008
(Date of earliest event reported)

FIRST HORIZON ASSET SECURITIES INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-143015	75-2808384
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

4000 Horizon Way
Irving, Texas	75063
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 441-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

On June 3, 2008, First Tennessee Bank National Association (“First Tennessee Bank”), a subsidiary of First Horizon National Corporation (collectively with First Tennessee Bank, “First Horizon”) and the sole shareholder of First Horizon Asset Securities Inc. (“FHASI”), entered into an Asset Purchase Agreement (“APA”) with MetLife Bank, National Association (“MetLife Bank”), a subsidiary of MetLife, Inc. In connection therewith, First Horizon and MetLife Bank also entered into a Mortgage Loan Subservicing Agreement (“Subservicing Agreement”) providing for the subservicing by MetLife Bank for up to three years of First Horizon’s residential mortgage servicing portfolio, which includes mortgage loans that have been securitized through FHASI pursuant to various Pooling and Servicing Agreements (the “FHASI PSAs”). Copies of the APA and Subservicing Agreement are filed as exhibits to First Horizon National Corporation’s Form 8-K/A dated June 3, 2008, which can be accessed via the SEC’s EDGAR database at http://www.sec.gov/Archives/edgar/data/36966/000093041308003626/0000930413-08-003626-index.htm.

On August 31, 2008, the transactions contemplated by the APA and the Subservicing Agreement were consummated. FHASI, in its capacity as the depositor under each of the FHASI PSAs, is filing this Form 8-K to report MetLife Bank’s appointment as subservicer of the mortgage loans thereunder. First Tennessee Bank will remain the master servicer of the mortgage loans under each of the FHASI PSAs.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON ASSET SECURITIES INC.

September 7, 2008	By:	/s/ Wade Walker
Wade Walker
Senior Vice President